EXHIBIT 10.1
Execution Version
WAIVER AND CONSENT
     This Waiver and Consent is made this 28th day of April 2008, between Max & Erma’s Restaurants, Inc., a Delaware corporation (the “Borrower”) and National City Bank, a national banking association, in its capacity as agent under the Credit Agreement (as defined below) and as the sole lender under the Credit Agreement (National City Bank, in each such capacity, the “Lender”).
RECITALS
     A. The Lender and the Borrower have entered into a Sixth Amended and Restated Revolving Credit Agreement dated as of May 4, 2006 (as amended from time to time, the “Credit Agreement”), providing for extensions of credit by the Lender to the Borrower, which was amended by Amendment No. 1 dated as of December 14, 2006, by a letter agreement dated September 4, 2007, and by a certain Forbearance Agreement dated as of October 26, 2007 (the “Forbearance Agreement”).
     B. In connection with the extensions of credit from the Lender to the Borrower, the Borrower has executed and delivered to the Lender promissory notes, security agreements, mortgages, assignments, intercreditor agreements and other documents, instruments and agreements (together with the Credit Agreement and the Forbearance Agreement, the “Loan Documents”).
     C. Pursuant to the terms of the Forbearance Agreement, the Borrower was obligated to diligently pursue a Capital Transaction (as defined in the Forbearance Agreement). The Borrower contemplates entering into a definitive agreement and plan of merger (the “Definitive Agreement”) with an entity over which Gary Reinert, Sr. (“Reinert”) maintains voting and ownership control (“Acquiror”), and a wholly-owned subsidiary of Acquiror (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Borrower (the “Merger”), whereby the Borrower is the surviving corporation and Acquiror is the sole owner of all the capital stock of the Borrower. The closing (the “Closing”) of the Merger will occur as specified in the Definitive Agreement and the Merger will be effective (the “Effective Time”) as set forth in the certificate of merger to be filed in accordance with the Delaware General Corporation Law at or prior to the Closing (all of the foregoing, the “Reinert Transaction”).
     D. The Borrower is unwilling to enter into the Definitive Agreement or the Reinert Transaction if doing so would cause a breach or default of any of the Loan Documents, and the Lender is willing to give its consent and agreement to the Reinert Transaction under the terms and conditions set forth herein.
AGREEMENTS
     In consideration of the mutual agreements of the parties, the Lender and the Borrower agree as follows:

     1. Definitions. The Recitals are incorporated into the parties’ agreements as if fully rewritten. Unless otherwise defined, initial capitalized terms have the meanings given to them in the Credit Agreement.
     2. Consent and Waiver for Definitive Agreement. The Lender consents to the execution and delivery by the Borrower of the Definitive Agreement and the performance by the Borrower of its respective agreements in the Definitive Agreement. The Lender agrees that the execution and delivery by the Borrower of, and the performance by the Borrower of its respective agreements in, the Definitive Agreement, individually or in the aggregate, will not constitute an Event of Default or Default under the Credit Agreement or a breach or default under any of the Loan Documents, all such Defaults, Events of Default, breaches or defaults being waived. To the extend necessary, the Credit Agreement and the Loan Documents are deemed to be amended expressly to permit the execution, delivery and performance of the Definitive Agreement. The Lender further agrees, and consents, to the execution of a consent and waiver with respect to the Definitive Agreement by the Subordinated Creditor (as defined in the Intercreditor Agreement dated as of May 5, 2006, among the Lender, the Borrower and FM Mezzanine Partners, LLC) and by Donal H. Malenick and any amendment of their respective loan documents in connection therewith. Without in any way limiting the generality of the forgoing, the Lender, for the benefit of the Subordinated Creditor, hereby consents to the purchase and sale of $1,500,000 in principal amount of the Subordinated Debt by the Subordinated Creditor to Reinert, and acknowledges and agrees that the payment of the purchase price thereof is not prohibited under that certain Subordination Agreement, dated as of May 5, 2006 (as amended, restated or otherwise modified from time to time, the “Subordination Agreement”), among the Borrower, the Subordinated Creditor and the Lender, and waives any provision of the Subordination Agreement which would otherwise prohibit the payment, acceptance or retention of such payment to the Subordinated Creditor. The Lender further agrees to the terms of the Waiver and Consent between the Borrower and Mr. Malenick modifying the conversion right contained in the promissory note of Mr. Malenick and clarifying the maturity date of such note.
     3. Consent and Waiver for Reinert Transaction. The Lender consents to the Reinert Transaction and agrees that neither the execution and delivery of the agreements of the Borrower for the Reinert Transaction, the closing of the Reinert Transaction, nor the consummation of the transactions contemplated by the Reinert Transaction, individually or in the aggregate, will constitute a Default or Event of Default under the Credit Agreement or a breach or default under any of the Loan Documents, all such Defaults, Events of Default, breaches or defaults being waived. To the extent necessary, the Credit Agreement and the Loan Documents are deemed to be amended expressly to permit the Reinert Transaction. Without limiting the generality of the foregoing, the Lender agrees that the execution and delivery of the agreements for the Reinert Transaction, the closing of the Reinert Transaction and the consummation of the transactions contemplated by the Reinert Transaction will not constitute a violation of Section 6.1(d) Merger, Consolidation and Sale of Assets; Change of Control; Change of Management of the Credit Agreement. The Lender further agrees, and consents, to the execution of a consent and waiver with respect to the Reinert Transaction by the Subordinated Creditor (as defined in the Intercreditor Agreement dated as of May 5, 2006, among the Lender, the Borrower and FM

Mezzanine Partners, LLC) and by Donal H. Malenick and any amendment of their respective loan documents in connection therewith.
     4. Conditions to Effectiveness of Consent and Waiver. (a) The consent and waiver set forth in Paragraph 2 above is effective upon the satisfaction of the following conditions:
(i)	The Borrower and the Lender each have executed and delivered two originals of this Waiver and Consent; and

(ii)	Each of the Subordinated Creditor (as defined in the Intercreditor Agreement dated as of May 5, 2006, among the Lender, the Borrower and FM Mezzanine Partners, LLC) and Donal H. Malenick has entered into a waiver and consent agreement consenting to the Borrower entering into the Definitive Agreement, waiving any defaults that otherwise might have occurred by virtue of the execution and delivery of the Definitive Agreement or the performance by the Borrower of its agreements in the Definitive Agreement, and consenting to the amendment of loan documents by the Lender in connection therewith.
     (b) The consent and waiver set forth in Paragraph 3 above is effective upon the satisfaction of the following conditions, in addition to the satisfaction of the conditions for effectiveness set forth in (a) above:
(iii)	Each of the Subordinated Creditor and Donal H. Malenick has entered into a waiver and consent agreement consenting to the execution and delivery of the agreements of the Borrower for the Reinert Transaction, the closing of the Reinert Transaction, and the consummation of the transactions contemplated by the Reinert Transaction; agreeing that none of the foregoing, individually or in the aggregate, will constitute a breach or default under any loan documents; waiving any breaches or defaults arising from the Reinert Transaction; and consenting to the amendment of the Credit Agreement and the Loan Documents as contemplated by this Waiver and Consent.

(iv)	Acquiror has entered into an escrow agreement pursuant to which the shares of the Borrower acquired by Acquiror will be held in escrow pending payment to the Lender of the indebtedness under the Credit Agreement.
     5. Amendment to Forbearance Agreement. Section 2.5 of the Forbearance Agreement is amended to replace “June 30, 2008” with “September 30, 2008” in both instances.

     6. Counterparts. This Waiver and Consent may be executed in counterparts which, taken together, constitute one agreement. This Waiver and Consent may be executed in duplicate originals.
[signature page follows]

     Executed and delivered as of the date set forth above.

BORROWER:		LENDER:

MAX & ERMA’S RESTAURANTS, INC.		NATIONAL CITY BANK, as Agent and as Lender

By:	/s/ William C. Niegsch, Jr.	By:	/s/ Michael D. Davis

	William C. Niegsch, Jr.		Michael D. Davis

Its:	Executive Vice President and Chief Financial Officer	Its:	Vice President

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